UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

WATERMARK LODGING TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55461	46-5765413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Riverside Plaza, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On July 21, 2020, Watermark Lodging Trust, Inc., a Maryland corporation (the “Company”), and CWI 2 OP, LP, a Delaware limited partnership (the “Operating Partnership”), entered into a securities purchase agreement (the “Purchase Agreement”) with ACP Watermark Investment LLC (the “Purchaser”) and, solely with respect to a guaranty, certain other parties thereto. Pursuant to the Purchase Agreement, the Company, in a private placement made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), agreed to issue and sell to the Purchaser 200,000 shares of the Company's newly designated 12% Series B Cumulative Redeemable Preferred Stock, liquidation preference $1,000.00 per share (the “Series B Preferred Stock”), and warrants (the “Warrants”) to purchase 16,778,446 operating partnership units of the Operating Partnership (“Warrant Units”), for an aggregate purchase price of $200 million (the “Private Placement”). The Purchaser has also committed to provide, upon satisfaction of certain conditions, up to an additional $250 million to purchase additional shares of the Series B Preferred Stock during the 18 months following the consummation of the Private Placement to be used for specified purposes as agreed by the Company and the Purchaser. The Private Placement closed on July 24, 2020.

The Purchase Agreement contains certain representations, warranties, covenants, and agreements of the Company, the Operating Partnership and the Purchaser.

Director Designation and Election Rights

The Company has agreed to cause two designees of the Purchaser to be appointed as members of the Board of Directors (the “Board”) (the "Purchaser Directors") at the closing of the Private Placement, which will initially be Russell Gimelstob and Alex Halpern. As set forth in the Articles Supplementary (as defined below), such Purchaser Directors will serve until the next annual meeting of stockholders of the Company and thereafter, holders of at least majority of the liquidation preference of the Series B Preferred Stock then outstanding ("Majority Holders") will be entitled to elect (i) two Purchaser Directors as long as the Purchaser and its affiliates beneficially hold Series B Preferred Stock with an aggregate liquidation preference of $150 million or more and (ii) one Purchaser Director so long as the Purchaser and its affiliates hold Series B Preferred Stock with an aggregate liquidation preference of $50 million or more. If the Purchaser or the Majority Holders elect not to designate or elect a Purchaser Director, the Purchaser, acting by the consent of the Majority Holders, may cause one non-voting observer of the Board to be appointed.

Voting Agreement

For so long as the Purchaser beneficially owns shares of the Company's Class A Common Stock, $0.001 par value per share (the "Common Stock"), Warrants or operating partnership units of the Operating Partnership ("OP Units") that represent, in the aggregate and on an-as exercised basis, at least 4.0% of the Company's fully diluted common equity (determined as set forth in the Purchase Agreement), and provided that dividends on the Series B Preferred Stock then held by the Purchaser are not in arrears, the Purchaser has agreed to vote all shares of Common Stock held by it (a) in favor of each director nominee recommended by the Board for approval; (b) against any director nominee that has not been recommended by the Board; and (c) in favor of any “say-on-pay” proposal.

Standstill Restrictions

From the closing of the Private Placement and until the later of (i) July 24, 2022 and (ii) the date the Purchaser no longer has certain information rights pursuant to the Purchase Agreement, the Purchaser and its affiliates will be subject to certain customary standstill obligations that restrict them from, among other things, purchasing additional securities of the Company, subject to certain exceptions set forth in the Purchase Agreement. The Purchaser will continue to have information rights pursuant to the Purchase Agreement so long as the Series B Preferred Stock remains outstanding or the Purchaser elects to irrevocably waive such information rights.

Liquidity Option

If certain specified liquidity events, including, among others, a listing upon a domestic or foreign national securities exchange, have not occurred prior to July 24, 2028, then the Purchaser shall, within six months of July 24, 2028, have the option to cause the Operating Partnership to repurchase certain of the Purchaser’s OP Units or shares of Common Stock at a price equal to 95% of the most recent estimated net asset value of a share of Common Stock approved by the Board and publicly announced by the Company. The Company will have the right to elect to pay such consideration in the form of cash or in the form of a two year note bearing a 5% annual interest rate.

Lockup Letter

In connection with the signing of the Purchase Agreement, the Purchaser signed a lock up letter under which the Purchaser agreed that it will not, and it will cause its affiliates not to, transfer shares of Series B Preferred Stock and Warrants prior to December 31, 2022, or any OP Units acquired upon exercise of the Warrants or shares of Common Stock issued on redemption of such OP Units until the earlier of: (x) April 24, 2023, (y) the date on which the Company will no longer have the right to exercise the Warrant Call Option (as defined below) and (z) the completion of the Company’s initial underwritten public offering of its Common Stock, except to certain controlled affiliates of the Purchaser.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, attached as Exhibit 10.1 hereto.

Series B Preferred Stock

On July 24, 2020, the Maryland Department of Assessments and Taxation accepted the Company's Articles Supplementary to classify and designate 1,300,000 shares of authorized but unissued preferred stock, par value $0.001 per share, as Series B Preferred Stock (the “Articles Supplementary”). The preferences, limitations, powers and rights of the Series B Preferred Stock are set forth in the Articles Supplementary and are described below.

The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock and to all classes or series of stock of the Company other than Parity Stock (as defined below) and Senior Stock (as defined below) (collectively, “Junior Stock”); (ii) on parity with the Company's Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company, and with all other classes or series of stock of the Company, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company (collectively, “Parity Stock”); and (iii) junior to all classes or series of stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (collectively, “Senior Stock”).

The holders of shares of Series B Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds legally available for the payment of dividends, cumulative dividends ("Dividends") per each share of Series B Preferred Stock at the rate of 12% per annum (the “Dividend Rate”) of the liquidation preference per share of Series B Preferred Stock. Dividends will be paid in cash or in the form of additional shares of Series B Preferred Stock (“PIK Shares”) with the value thereof equal to the liquidation preference of such shares, at the option of the Company. Dividends on each share of Series B Preferred Stock (including any PIK Shares) will accrue on the then-applicable liquidation preference thereof and on all unpaid Dividends that have accrued and accumulated for all dividend periods ending prior to such date on such share, whether or not authorized or declared (the “Accrued Dividends”), on a daily basis and compound quarterly from and including the date of issuance of such share, whether or not authorized or declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate. If the Company fails to declare and pay a full Dividend on the Series B Preferred Stock on any Dividend Payment Date (as defined below), then the amount of such unpaid Dividend will automatically be added to the amount of Accrued Dividends on such share on the applicable Dividend Payment Date without any action on the part of the Company or any other person. The Dividend Rate is subject to increase by an additional 4% per annum upon certain events of default by the Company, as provided in the Articles Supplementary (such increase, the "Excess Dividend").

Dividends on each share of Series B Preferred Stock will accrue and be cumulative from and including the date of issuance of such share of Series B Preferred Stock and will be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”), commencing October 15, 2020, to the holder thereof on the applicable record date. Any Dividend payment made on shares of the Series B Preferred Stock will first be credited against the earliest Accrued Dividend due with respect to such shares which remains payable.

If at any time any PIK Shares are outstanding or there are any Accrued Dividends, the Company may not pay or set aside dividends with respect to Junior Stock, or redeem, purchase or otherwise acquire Junior Stock, in each case, subject to certain exceptions.

On the fifth anniversary of the closing of the Private Placement, the Company will redeem all shares of Series B Preferred Stock at a redemption price, payable in cash, equal to the then applicable liquidation preference plus all accrued and unpaid Dividends (including Dividends on PIK shares). The Company, at its option, may redeem for cash, in whole or in part from time to time, any or all of the outstanding shares of Series B Preferred Stock (each, an “Optional Redemption”) upon giving the notice described in the Articles Supplementary at a price determined in the Articles Supplementary. If the Company undergoes a Fundamental Change (as defined in the Articles Supplementary), holders of shares of Series B Preferred Stock may require the Company to repurchase any or all of such shares of Series B Preferred Stock for a cash purchase price equal to the then-applicable Optional Redemption price. If the Company fails to redeem in full, in cash, all the shares of Series B Preferred Stock required or sought by Holders to be redeemed pursuant to the Articles Supplementary by the applicable deadline (i) the Dividend Rate will immediately be increased by the Excess Dividend, unless the Excess Dividend is already then in effect, (ii) no further dividends or distributions on, and no purchases of, Junior Stock will be permitted, subject to certain exceptions, and (iii) the Purchaser and its affiliates and permitted transferees will have the right to require the Company to sell certain assets and properties of the Company for net proceeds in an amount sufficient to pay all unpaid redemption amounts due, subject to the conditions specified in the Articles Supplementary.

Except for the rights expressly conferred by the Articles Supplementary or as required by the Maryland General Corporation Law, the Holders of the outstanding shares of Series B Preferred Stock will not be entitled to (i) vote on any matter, or (ii) receive notice of, or to participate in, any meeting of stockholders at which they are not entitled to vote.

The vote or consent of the Majority Holders is required for certain corporate actions of the Company, including with respect to certain amendments to the governing documents of the Company and the Operating Partnership, the authorization or creation of Parity Stock or Senior Stock, certain incurrences of corporate indebtedness and certain sales of assets of the Company, as more fully described in the Articles Supplementary.

If the Company intends to issue any additional shares of Series B Preferred Stock not contemplated to be sold to the Purchaser pursuant to the Purchase Agreement or other Parity Stock, then the holders of the Series B Preferred Stock will have preemptive rights to participate in such offering.

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by the full text of the Articles Supplementary attached as Exhibit 3.1 hereto.

Warrants

The number of Warrant Units represents 6.75% of the Company's fully diluted common equity as of the closing of the Private Placement and is subject to customary adjustments. The Warrant exercise price is $0.01 per Warrant Unit, and the Warrants expire on July 24, 2027.

The Warrants require that, if the Operating Partnership pays any distribution to holders of OP Units, then the Operating Partnership shall concurrently distribute the same securities, cash, indebtedness, rights or other property to the holders of Warrants as if the Warrants had been exercised into Warrant Units on the date of such distribution.

The Warrants include a call option that will allow the Company to purchase Warrants, Warrant Units and Common Stock issued on redemption of Warrant Units from the Purchaser or its transferees at a specified call price until the Common Stock is approved for trading on any securities exchange registered as a national securities exchange under Section 6 of the Securities and Exchange Act of 1934, as amended (or the equivalent thereof in a jurisdiction outside the United States) (the "Warrant Call Option").

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by the full text of the Warrant attached as Exhibit 4.1 hereto.

Investor Rights Agreement

Pursuant to the terms of an Investor Rights Agreement entered into between the Company, the Operating Partnership and the Purchaser on July 24, 2020, the Company is obligated to file a shelf registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the "SEC") registering for resale the shares of Common Stock issued upon redemption of Warrant Units (the "Registrable Securities") prior to or on the earliest of (x) April 24, 2023, (y) the date of expiration of the Warrant Call Option and (z) 120 days following the closing of an initial public offering of the Company. If a Registration Statement is not effective after the applicable date described above, the Purchaser has the right to require the Company to register the Registrable Securities requested to be registered within 30 or 45 days of such request. The Company will use reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable.

In addition, the Operating Partnership has agreed to modify certain provisions in its Amended and Restated Agreement of Limited Partnership (the "LPA"), solely for the Purchaser and certain permitted transferees of the Purchaser, to facilitate the Purchaser's right to redeem its Warrant Units under the LPA, including shortening the holding period and increasing the number of permitted redemptions of the Warrant Units.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement attached as Exhibit 10.2 hereto.

Item 3.02	Unregistered Sales of Equity Securities

The issuance of the shares of Series B Preferred Stock and Warrants are intended to be exempt from registration under the Securities Act, by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On July 24, 2020, the Company issued a press release (the “Press Release”) announcing the Private Placement. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Articles Supplementary of 12% Series B Cumulative Redeemable Preferred Stock of the Company
4.1	Warrants Certificate, dated July 24, 2020, of the Company
10.1	Securities Purchase Agreement, dated July 21, 2020, by and among the Company, the Operating Partnership, the Purchaser and certain other parties thereto
10.2	Investor Rights Agreement, dated July 24, 2020, by and among the Company, the Operating Partnership and the Purchaser
99.1	Press Release dated July 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERMARK LODGING TRUST, INC.

Date: July 24, 2020	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chairman, Chief Executive Officer and President